Exhibit 99.1

FOR IMMEDIATE RELEASE

TOWER TECH HOLDINGS INC.

101 South 16th Street, P.O. Box 1957

Manitowoc, WI 54221-1957

(920) 684-5531

For more information contact:

Steve Huntington, CFO

TOWER TECH HOLDINGS INC. ACQUIRES RBA, INC.

-Tower Tech Closes RBA Acquisition-

MANITOWOC, WI, October 2, 2007 — Tower Tech Holdings Inc. (TWRT) has closed the previously announced acquisition of RBA, Inc., a Manitowoc, Wisconsin-based fabricator of components for energy-related industries.  Tower Tech purchased all of the outstanding stock of RBA for $5 million.  Tower Tech expects that the acquisition will expand its product portfolio for the wind turbine industry and increase its energy-related fabrication capabilities.

“We are very excited to have closed the acquisition of RBA.  The acquisition will enable Tower Tech and RBA to take full advantage of the close proximity of their facilities, and will benefit both companies by allowing them to combine their operational resources,” stated Steve Huntington, Chief Financial Officer of Tower Tech.  “We plan to utilize the equipment manufactured by RBA in our wind tower business and to expand RBA’s wind-related product line.”

About Tower Tech Holdings Inc.

Tower Tech Holdings, Inc (TWRT-OTC) is headquartered in Manitowoc, Wisconsin and is dedicated to the production of wind tower support structures for the wind turbine industry.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.  Our forward-looking statements in this release generally relate to: (i) anticipated synergies created by the acquisition; (ii) expected growth in our fabrication capabilities; and (iii)

our intent to expand RBA’s product line.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) difficulties in integrating the merged businesses and our ability to successfully capitalize on the acquired business’s strengths and product offerings; (ii) unforeseen costs or liabilities that may arise in connection with the acquisition; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.

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